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                                                                    EXHIBIT 5.1

                     [WEIL, GOTSHAL & MANGES LETTERHEAD]




                               September 20, 1995



Greyhound Lines, Inc.
15110 North Dallas Parkway, Suite 600
Dallas, Texas  75248

Ladies and Gentlemen:

                 We have acted as counsel to Greyhound Lines, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (No. 33-61331) (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed offering of up to 10,004,144 shares of the common stock, par value $.01 per share, of the Company (the "Common Stock"), of which up to 4,000,000 shares will be issued and sold by the Company (the "Company Shares") and up to 6,004,144 shares will be sold by an existing stockholder (the "Selling Stockholder") of the Company (the "Secondary Shares"). The Secondary Shares will be sold, and the Company Shares will be issued and sold, pursuant to a Selling Agency Agreement (the "Agreement") to be entered into among the Company, the Selling Stockholder and Rothschild Inc.

                 In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, as amended, the form of Agreement filed as an exhibit to the Registration Statement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                 In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the
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Greyhound Lines, Inc.
September 20, 1995
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Company.  We have also assumed for the purposes hereof that the Agreement will be executed in substantially the form filed as an exhibit to the Registration Statement.

                 Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                 1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                 2. Upon adoption by the Board of Directors of the Company or a duly authorized committee thereof of resolutions establishing the final terms upon which the Company Shares will be issued and sold, the Company Shares will be duly authorized and, when issued and delivered to the purchasers thereof against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable.

                 3. The Secondary Shares are duly authorized, validly issued, fully paid and non-assessable.

                 The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                 The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Consent also is given to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Weil, Gotshal & Manges